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                     [LETTERHEAD OF CHOATE, HALL & STEWART]








                                                            December 13, 1996


Sierra Pacific Power Company
6100 Neil Road
P.O. Box 10100
Reno, Nevada  89520-0400

     Re:  Sierra Pacific Power Company - $35,000,000 of
          Collateralized Debt Securities
          ---------------------------------------------

Gentlemen:

     This opinion is delivered in connection with a Registration Statement on Form S-3 (the "Registration Statement") of Sierra Pacific Power Company (the "Company") relating to the proposed issuance and sale from time to time of $35,000,000 of Collateralized Debt Securities (the "Debt Securities") in one or more separate series. The Debt Securities are to be issued pursuant to a Collateral Trust Indenture dated as of June 1, 1992 (the "Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Indenture Trustee"), and to be secured by the Company's first mortgage bonds to be issued pursuant to an Indenture of Mortgage dated as of December 1, 1940, from the Company's predecessor to The New England Trust Company and Leo W. Huegle (State Street Bank and Trust Company and George R. Wheeler, respectively, by succession), as Trustees, as heretofore supplemented and modified and assumed by the Company and to be further supplemented by a Thirty-fifth Supplemental Indenture dated as of January 1, 1997 (collectively, the "Mortgage Indenture").

     In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts

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were not independently established, relied upon the aforesaid records, certificates and documents.

     As counsel for the Company, we advise you as follows:

     The Company is a corporation duly organized and legally existing under the laws of the State of Nevada.

     When the following steps shall have been taken, the Debt
Securities will be valid, legal and binding obligations of the Company:

     (a) Issuance of appropriate orders of the Public Service Commission of Nevada and of the Public Utilities Commission of the State of California, and compliance by the Company with such orders upon execution and delivery of the Thirty-fifth Supplemental Indenture and the issuance and sale of the Debt Securities.

     (b) Execution, delivery and recording of the Thirty-fifth Supplemental Indenture.

     (c) Compliance with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective.

     (d) Execution and filing with the Indenture Trustee of the proper papers with respect to the Debt Securities of each particular series.

     (e) Issuance and sale of the Debt Securities in accordance with the corporate and governmental authorizations aforesaid and in accordance with the terms and

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          provisions of the Indenture (including a Fourth Supplemental Indenture thereto) and the Mortgage Indenture.

     Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the States of Nevada and California, we base it on the opinions of Messrs. Woodburn and Wedge of Reno, Nevada and Messrs. Graham & James LLP of San Francisco, California, respectively, as evidenced by the opinion of each such firm to be filed with the Registration Statement and the consent contained in such opinion to the statements made in the Registration Statement in regard to each such firm.

     We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement under the headings "LEGAL OPINIONS" and "EXPERTS," and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       CHOATE, HALL & STEWART

309121.2












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